As filed with the Securities and Exchange Commission on September 12, 2001

File No. 1-9625

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

CENTEX DEVELOPMENT COMPANY, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2168471 (I.R.S. Employer Identification No.)

2728 N. Harwood Dallas, Texas (Address of principal executive offices)	75201-1591 (Zip Code)

Registrant’s telephone number, including area code: (214) 981-6700

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Warrants to Purchase Class B Units of limited partnership interest expiring November 30, 2007	New York Stock Exchange* London Stock Exchange*

*	The beneficial interest in such warrants will be traded in tandem with shares of Centex Corporation Common Stock until Detachment.

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of Class)

Items 10-12 and 15 are hereby amended to read as follows:

Item 10. Recent Sales of Unregistered Securities.

     The information required by this Item is contained (a) under the Section “Certain Transactions and Related Matters” of the information statement of Centex Corporation attached as Annex I to Amendment No. 3 to Form 10 filed by Centex Development Company, L.P. (the “registrant”) with the Securities and Exchange Commission on November 24, 1987 (file No. 1-9625) (the “Information Statement”), together with subsequent descriptions thereof contained in joint annual reports on Form 10-K and joint quarterly reports on Form 10-Q filed by Centex Corporation, 3333 Holding Corporation and the registrant and current reports on Form 8-K filed by the registrant, and (b) under the Sections “Transactions Following the Distribution,” “Description of Partnership Securities – Class A Units” and “Description of Partnership Securities – Class C Units” of the Supplement to Information Statement attached hereto as Annex I (the “Supplement”), presented as of the date hereof, and each of such sections is incorporated herein by reference. The issuance by the registrant of (i) the Class A Units and the Warrants to purchase Class B Units of the registrant to certain affiliates of Centex Corporation and to Centex Corporation, respectively, as described in such sections, were exempt from registration, and (ii) the Class C Units of the registrant to certain affiliates of Centex Corporation, as described in or contemplated by such sections, were exempt or will be exempt, from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof as transactions not involving a public offering.

Item 11. Description of Registrant’s Securities to be Registered.

     The information required by this Item is contained (a) under the Sections “Certain Transactions and Related Matters,” “Dividends and Trading Information,” and “Certain Antitakeover Effects of the Distribution” of the Information Statement, together with subsequent descriptions thereof contained in joint annual reports on Form 10-K and joint quarterly reports on Form 10-Q filed by Centex Corporation, 3333 Holding Corporation and the registrant and current reports on Form 8-K filed by the registrant, and (b) under the Sections “Transactions Following the Distribution”, “Description of Partnership Securities – General,” “Description of Partnership Securities – Class A Units” and “Description of Partnership Securities – Class C Units” of the Supplement, presented as of the date hereof, and each of such sections is incorporated herein by reference. Reference is also made to (i) the Second Amended and Restated Agreement of Limited Partnership of the registrant and (ii) the Warrant Agreement between Centex Corporation and the registrant, each of which has been filed by the registrant and is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

     The information required by this item is contained under the Sections “Management of Partnership” and “Holding-Directors, Executive Officers and Management” of the Information Statement, together with subsequent descriptions thereof contained in joint annual reports on Form 10-K and joint quarterly reports on Form 10-Q filed by Centex Corporation, 3333 Holding Corporation and the registrant, and current reports on Form 8-K filed by the registrant.

Item 15. Financial Statements and Exhibits.

(b)	Exhibits.

The following exhibits are filed as part hereof:

Exhibit		Filed Herewith or
Number	Exhibit	Incorporated by Reference

3.1	Articles of Incorporation of 3333 Development Corporation (“Development”), as amended	Exhibit 3.2a to Amendment No. 1, filed with the Securities and Exchange Commission (the “Commission”) on October 15, 1987 (the “CDC Amendment No. 1”), to the registration statement of the registrant on Form 10 (File No. 1-9625), filed with the Commission on July 13, 1987 (the “CDC Registration Statement”)

3.2	By-laws of Development, as amended	Exhibit 3.2 of the registrant to the Joint Annual Report on Form 10-K of Centex Corporation (“Centex”), 3333 Holding Corporation (“Holding”) and the registrant for the fiscal year ended March 31, 1993 (the “1993 Form 10-K”)

4.1	Certificate of Limited Partnership of the registrant	Exhibit 4.1 to the CDC Registration Statement

4.2	Second Amended and Restated Agreement of Limited Partnership of the registrant	Exhibit 4.4 to the Joint Registration Statement of Centex, Holding and the registrant on Form S-8 (File Nos. 333-55717, 333-55717-01 and 333-55717-02, respectively) filed with the Commission on June 1, 1998 (the “1998 Form S-8”)

4.3	Amendment No. 1 to Second Amended and Restated Partnership Agreement of the registrant	Exhibit 4.6 of the registrant to the amended Joint Annual Report on Form 10-K/A of Centex, Holding and the registrant for the fiscal year ended March 31, 1999 (the “1999 Form 10-K/A”)

Exhibit		Filed Herewith or
Number	Exhibit	Incorporated by Reference

4.4	Specimen certificate for Class A limited partnership units	Exhibit 4.3 to the CDC Registration Statement

4.5	Specimen certificate for Class B limited partnership units	Exhibit 4.4 to the CDC Registration Statement

4.6	Specimen certificate for Class C limited partnership units	Exhibit 4.7 to the 1998 Form S-8

4.7	Warrant Agreement, dated as of November 30, 1987, by and between the registrant and Centex	Exhibit 4.5 of the registrant to the 1993 Form 10-K

4.8	Agreement for Purchase of Warrants, dated as of November 30, 1987, by and between the registrant and Centex	Exhibit 4.9 of the registrant to the 1993 Form 10-K

4.9	Specimen warrant certificate	Exhibit 4.6 to Amendment No. 3, filed with the Commission on November 24, 1987, to the CDC Registration Statement

4.10	Specimen Centex common stock certificate (with tandem trading legend and Rights Agreement legend)	Exhibit 4.3 to the Joint Registration Statement of Centex, Holding and the registrant on Form S-8 (File Nos. 333-28229, 333-28229-01 and 333-28229-02, respectively) filed with the Commission on June 2, 1997 (the “1997 Form S-8”)

4.11	Nominee Agreement, dated as of November 30, 1987, by and between Centex, Holding, the registrant and First RepublicBank Dallas, National Association, as nominee	Exhibit 4.8 of the registrant to the 1993 Form 10-K

4.12	Supplement to Nominee Agreement, dated as of July 27, 2000, by and between Centex, Holding, the registrant, The Chase Manhattan Bank, as successor nominee, and ChaseMellon Shareholder Services L.L.C., as successor transfer agent	Exhibit 4.15 to the Joint Registration Statement of Centex, Holding and the registrant on Form S-3 (File Nos. 333-54722, 333-54722-01 and 333-54722-02, respectively) filed with the Commission on January 31, 2001 (the “2001 Form S-3”)

4.13	Form of Operating Partnership Agreement	Exhibit 4.9 to the CDC Registration Statement

Exhibit		Filed Herewith or
Number	Exhibit	Incorporated by Reference

4.14	Instruments with respect to long-term debt, which do not exceed 10% of the total assets of the registrant and its subsidiaries, have not been filed; the registrant agrees to furnish a copy of such instruments to the Commission upon request	Not applicable

10.1	Management Agreement, dated as of April 1, 1994, by and between the registrant and Holding	Exhibit 10.4 of the registrant to the Joint Annual Report on Form 10-K of Centex, Holding and the registrant for the fiscal year ended March 31, 1998 (the “1998 Form 10-K”)

10.2	Amendment No. 1 to Management Agreement, dated as of October 1, 1996, by and between the registrant and Holding	Exhibit 10.5 of the registrant to the 1998 Form 10-K

10.3	Instrument constituting Guaranteed Unsecured Set Off Loan Notes 2001 dated April 15, 1999 made by Centex Development Company UK Limited (“CDCUK”)	Exhibit 4.13 of the registrant to the Joint Quarterly Report on Form 10-Q of Centex, Holding and the registrant for the fiscal quarter ended September 30, 1999

10.4	Share Purchase Agreement, dated April 15, 1999, by and among AMEC Plc, as Guarantor, AMEC Finance Limited, as Seller, and CDCUK, as Purchaser	Exhibit 10.18 to the Current Report on Form 8-K of the registrant filed with the Commission on April 29, 1999

10.5	Agreement dated March 30, 2001 – £100,000,000 Credit Facility for Fairclough Homes Group Limited (“Fairclough”) arranged by The Royal Bank of Scotland PLC	Exhibit 10.5b of the registrant to the Joint Annual Report on Form 10-K of Centex, Holding and the registrant for the fiscal year ended March 31, 2001 (the “2001 Form 10-K”)

10.6	Facility Agreement dated March 28, 2001, by and between the registrant, as lender, and CDCUK, as borrower	Exhibit 10.6 of the registrant to the 2001 Form 10-K

10.7	Facility Agreement dated March 28, 2001, by and between Fairclough, as lender, and CDCUK, as borrower	Exhibit 10.7 of the registrant to the 2001 Form 10-K

10.8	Asset Purchase Agreement date as of March 30, 2001, between the registrant and Calton Homes, Inc.	Exhibit 10.8 of the registrant to the 2001 Form 10-K

Exhibit		Filed Herewith or
Number	Exhibit	Incorporated by Reference

10.9	Management Agreement, dated as of April 1, 2001, by and between the registrant and Centex Homes	Exhibit 10.1 of the registrant to the Joint Quarterly Report on Form 10-Q of Centex, Holding and the registrant for the fiscal quarter ended June 30, 2001 (the “June 2001 10-Q”)

10.10	Employment Agreement, dated as of April 1, 2001, by and between the registrant and Richard C. Decker	Exhibit 10.2 of the registrant to the June 2001 10-Q

21.1	Subsidiaries of the registrant	Exhibit 21 of Centex to the 2001 Form 10-K

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTEX DEVELOPMENT COMPANY, L.P.

Date: September 12, 2001	By:	3333 Development Corporation, General Partner

	By:	/s/ STEPHEN M. WEINBERG Stephen M. Weinberg Director, President and Chief Executive Officer

ANNEX I

CENTEX DEVELOPMENT COMPANY, L.P.

SUPPLEMENT TO INFORMATION STATEMENT

Concerning the Distribution by Centex Corporation of
Warrants to Purchase Class B Units of Limited Partnership
Interest in Centex Development Company, L.P. and
Shares of Common Stock ($.01 Par Value)
of 3333 Holding Corporation

     This Supplement to Information Statement updates the Information Statement provided to holders of Common Stock of Centex Corporation (“Centex”) in connection with the distribution (the “Distribution”) by Centex of warrants (the “Stockholder Warrants”) to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership (the “Partnership”), and shares (the “Holding Stock”) of Common Stock of 3333 Holding Corporation, a Nevada corporation (“Holding”), to a nominee (the “Nominee”), who will hold the Stockholder Warrants and the Holding Stock for and on behalf of persons who are from time to time the holders of record of Common Stock of Centex. The Partnership is engaged in the real estate development business and 3333 Development Corporation, a Nevada corporation (“Development”), a wholly-owned subsidiary of Holding, is the general partner of the Partnership. This Supplement to Information Statement is being provided to update the information contained in the Information Statement in connection with transactions and changes that have occurred since the original Information Statement was provided to Centex Stockholders, as such transactions and changes have been disclosed on the Partnership’s quarterly reports on Form 10-Q and annual reports on Form 10-K filed prior to the date hereof.

     Capitalized terms used herein, but not otherwise defined, have the meanings given them in the Information Statement.

Transactions Following the Distribution

     In February 1998, the Partnership Agreement of the Partnership was amended and restated to (a) convert the 1,000 Class A Units outstanding to 32,260.085 new Class A Units, (b) authorize the issuance of Class C Units of limited partnership interest (the “Class C Units”), with substantially the same rights and preferences as Class A Units, to be issued from time to time in exchange for assets acquired from a limited partner or from an individual or entity who is to be admitted as a limited partner, (c) clarify that Operating Partnerships used to develop and/or hold Original Properties and Additional Properties may be in the form of general or limited partnerships, limited liability companies and other entities, and may be acquired, in whole or in part, by the Partnership (instead of merely being formed by the Partnership) and (d) make other changes deemed necessary or appropriate by the General Partner and the Limited Partners. The amended and restated Partnership Agreement is referred to herein as the “Partnership Agreement.” The Partnership Agreement has previously been filed as an exhibit to the Joint

Registration Statement of Centex, Holding and CDC on Form S-8 filed with the Commission on June 1, 1998.

     From February 24, 1998 until June 30, 2001, the Partnership acquired certain additional properties from various sources, including Centex affiliates, in exchange for the issuance of an aggregate of 185,711 Class C Units. It is currently anticipated that additional properties will be acquired by the Partnership from time to time in exchange for additional Class C Units. For an updated list of the Partnership’s properties, see “Properties” on page 10.

Detachment

     The Information Statement provided that unless Centex has earlier effected a Detachment (as hereinafter defined) of all of the Stockholder Warrants, the Nominee Agreement shall terminate with respect to the Stockholder Warrants, and certificates representing the Stockholder Warrants will be delivered to Centex Stockholders promptly thereafter, on November 30, 1997 (the “Expiration Date”), unless such date is extended by the vote of the holders of a majority of Centex Common Stock represented at a meeting at which a quorum is present. Pursuant to a vote of the holders of a majority of Centex Common Stock on July 27, 1995, the Expiration Date was extended to November 30, 2007.

Description of Partnership Securities – General

     The Partnership Agreement presently contemplates the issuance of three classes of limited partnership interests—Class A Units, Class B Units and Class C Units. Subject to certain limitations contained in the Partnership Agreement, the General Partner has the authority to issue additional classes of limited partnership interests in the Partnership.

     As of June 30, 2001, there were 32,260.085 Class A Units and 185,711 Class C Units issued and outstanding, all of which are owned by Centex affiliates. There are no Class B Units currently issued or outstanding. However, warrants to purchase Class B Units were issued to the Nominee, on behalf of the holders of Centex Common Stock, pursuant to the Stockholder Warrant Agreement and to Centex pursuant to the Centex Class B Unit Warrant Agreement.

     The Class A Units, the Class B Units, the Class C Units and the other units of limited partnership interest issuable pursuant to the Partnership Agreement are collectively referred to herein as “LP Units”. Each holder of an LP Unit is referred to herein as a “Limited Partner” and each Partner of the Partnership (whether general or limited) is referred to herein as a “Partner”. The following summary description of the rights and benefits of the LP Units and the Stockholder Warrants is qualified in its entirety by reference to the Partnership Agreement and the related Stockholder Warrant Agreement and Centex Class B Warrant Agreement, as applicable.

Description of Partnership Securities – Class A Units

     In 1987, the Partnership issued 1,000 Class A Units to the Original Limited Partners in exchange for their contribution to the Partnership of the Original Properties. In February 1998, the 1,000 Class A Units outstanding were converted to 32,260.085 new Class A Units. As of

June 30, 2001, 32,260.085 Class A Units remained outstanding. Each Class A Unit entitles the holder thereof to all of the rights and powers of a Limited Partner in the Partnership.

Description of Partnership Securities – Class C Units

     As of June 30, 2001, the Partnership had issued 185,711 Class C Units to Centex affiliates in exchange for certain additional properties and other assets. Each Class C Unit entitles the holder thereof to all of the rights and powers of a Limited Partner in the Partnership. Except to the extent expressly provided in the Partnership Agreement, Class C Units have substantially the same rights as Class A Units, and are pari passu with the Class A Units in connection with matters in common, such as voting, allocations and distributions.

The Nominee and the Transfer Agent

     On the Distribution Date, Centex delivered to the initial Nominee certificates registered in the name of the Nominee evidencing the Stockholder Warrants and the Holding Stock. The transfer was made pursuant to the Nominee Agreement, a copy of which has been filed as an exhibit to the Registration Statement of the Partnership. On July 27, 2000, a successor Nominee was appointed under the Nominee Agreement. The current parties to the Nominee Agreement are Centex, the Partnership, Holding, The Chase Manhattan Bank, in its capacity as successor Nominee (the “Nominee” or “Chase”), and ChaseMellon Shareholders Services L.L.C. (“ChaseMellon”), in its capacity as successor transfer agent of the Beneficial Interest (the “Transfer Agent”). Chase and ChaseMellon accepted their appointment as successor Nominee and successor Transfer Agent in a Supplement to the Nominee Agreement dated as of July 27, 2000. Pursuant to the Nominee Agreement, the Nominee holds legal title to the Stockholder Warrants and the Holding Stock for the benefit of Centex Stockholders until the applicable Detachment Date. Under the Nominee Agreement, ChaseMellon acts as the transfer agent and registrar with respect to the Beneficial Interest. The address of the Nominee is c/o ChaseMellon Shareholder Services L.L.C., 2323 Bryan Street, Suite 2700, Dallas, Texas 75201, and the address of the Transfer Agent is 85 Challenger Road, Ridgefield Park, New Jersey 07660.

Properties

     The Original Properties transferred to the Partnership by the Original Limited Partners consist of properties located in Illinois, Texas, New Jersey, Florida, California and Puerto Rico. Such Original Properties predominantly consisted of undeveloped sites zoned for light manufacturing, agricultural, general retail, office, research and development, single-family, multi-family and resort property uses. Since the distribution of the Information Statement, the Partnership (directly and through subsidiaries) has acquired, developed and sold portions of the Original Properties, as well as the other properties (“Additional Properties”). The description of Original Properties and Additional Properties (collectively, the “Properties”) set forth below is qualified in its entirety by reference to the annual reports of the Partnership on Form 10-K.

     The description of the Properties below indicates the status of substantially all of the Properties owned by the Partnership as of March 31, 2001. It is divided into past projects and current projects, and the current projects are categorized into the appropriate business segment. Both past projects and current projects are further organized by the state in which the subject Property is located. Unless otherwise indicated, the Partnership owns the Property in fee simple. In all cases, the Original Properties are marked with an asterisk.

PAST PROJECTS

California

     * Copper Cove - a vacation home area consisting of 100 acres of land, zoned residential community, fronting on Tulloch Lake. This property was sold prior to March 31, 1990.

     Forster Ranch - this property originally included 1,077 acres primarily zoned for agricultural uses. Much of the land was sold prior to March 31, 1997. As of March 31, 1997, the Partnership transferred the remaining acreage to its seller/lender in satisfaction of the seller-financing by which the Partnership had acquired the land.

     * Lake Comanche Area - 141 acres of ranch land in Amador County zoned for residential uses and 1,693 acres of ranch land in San Joaquin County zoned for agricultural uses, divided into 21 parcels varying in area from 80 to 106 acres. All of the property was sold prior to March 31, 1990.

     * Lake Comanche Stockade - 33 acres of commercially-zoned land and a commercial complex composed of a rodeo arena, restaurant, offices and church located in Calaveras County. This property was sold prior to March 31, 1990.

     Sonora Ranch - in March of 1992, the Partnership acquired 9.45 acres of commercial property which was developed into a 113,000 square foot shopping center in Sonora. All of this property was sold prior to June 1994.

Florida

     Bentley Woods - this tract originally contained 216 lots on approximately 82 acres in Ovieda (near Orlando), all zoned for residential uses. All of the property was sold prior to March 31, 1991.

     Deerfield - this 345 acre parcel located in Orlando originally included 993 residential lots, a 10 acre church site, a 14 acre school site and 22 acres of commercial property. All of the property was sold prior to March 31, 1999.

     Goodlett-Frank - this property located in Naples, Florida consists of approximately 122 acres developed into 381 lots. All of the property was sold prior to December 31, 2000.

     * Kendall - 20.1 acres zoned for residential uses on Southwest 148th Avenue in Kendall. This property was sold in 1987.

     * Kendall - 35.45 acres zoned for residential uses on Southwest 152nd Avenue in Kendall. This property was sold in 1987.

     Kingsbridge - this land consisted of 340 developed residential lots in the Orlando area. All of the lots were sold prior to March 31, 1994.

     Lake Down - this land consisted of 18 developed residential lots in the Orlando area. All of the lots were sold prior to March 31, 1994.

     Waterford Chase - this property is located in Orange County, Florida and consists of 329 single-family lots. All of the lots were sold prior to March 31, 2001.

     * Westwind Quads - 194 multi-family units on Southwest Westwind Road in Kendall. This property was sold in 1987.

Illinois

     * Bolingbrook Commercial - 38.457 cleared acres in Bolingbrook located at the intersection of Interstate 55 and proposed Route 431. This acreage was sold prior to March 31, 1995.

     * Fox Hills Lots - 99.9469 acres in Cook County, Illinois fronting 131st Street. The property was subdivided into 118 residential lots. All of the lots were sold prior to March 31, 1995.

     * Klein Acreage - 76.52 cleared acres in Cook County, Illinois located adjacent to the Seiler Acreage and zoned for agricultural uses. This property was sold prior to March 31, 1988.

     * Seiler Acreage - 35.23 cleared acres in Cook County, Illinois located adjacent to Fox Hills Lots and zoned for agricultural uses. This property was sold prior to March 31, 1988.

     * Winston Oaks - 6.88 cleared acres located on Winston Dive in Bolingbrook and zoned for multi-family use. This acreage was sold prior to March 31, 1990.

New Jersey Properties

     * East Windsor - a 600 acre parcel with 7 separate residential tracts, 13 farm parcels and 100 acres of office industrial zoned property in East Windsor, a township located in the vicinity of Princeton. As of March 31, 2001, all acreage has been sold.

     * Southfield Estates - 137 acres subdivided into residential lots on Craig Road in Manalapan. This property was sold prior to March 31, 1990.

     * Wellington Lots - 97.937 acres planed for 138 residential lots between Symms and Craig Roads in Manalapan. This property was sold prior to March 31, 1990.

     * Wellington Office - 65 acres zoned for office research development on Craig Road in Manalapan. This property was sold as of March 31, 1990.

Puerto Rico

     * 111 E. Chestnut Corp. - approximately 116.5 acres of land (approximately 6 acres zoned industrial and the remainder zoned residential) in Canovanas and Rio Grande. This property was sold prior to March 31, 1995.

Texas

     The Arbors at Wolf Penn Creek - this property is a 172-unit apartment complex located in College Station. The complex was sold during fiscal year 2001.

     Bristol Oaks - this property is a 304-unit apartment complex located on 21 acres of land in The Colony. The complex was sold during fiscal year 2000.

     * Bryan Place - a total of 72 lots located in Dallas just east of downtown and Central Expressway. All of this land was sold prior to March 31, 2000.

     * Carrollton Property - 30,028 square foot office building and 5 fabrication-warehouse buildings containing a total of 95,178 square feet on 17.413 paved acres, zoned industrial, with a rail spur located in Carrollton, a suburb of Dallas. All of this property was sold prior to March 31, 1997.

     * Comal Acreage - 168 acres of unzoned, partially wooded land off of State Highway 46, approximately 24 miles northwest of New Braunfels. This property was sold prior to March 31, 1994.

     Deerfield - this property is a 16 acre tract of land zoned for single-family development located in Plano. During fiscal 1999, the Partnership developed the 16 acres into 55 lots. All lots were sold to homebuilders on a lot take-down program prior to March 31, 2001.

     * Fate Lots and Acreage - 18 developed lots for single-family residential detached housing on Pecan and Ellis Streets and 7.152 cleared acres on State Highway 66 located in or near Fate, a community located east of Dallas. This property was sold prior to March 31, 1995.

     Heritage Park - this property is located in Allen and consists of approximately 108 acres. The property was zoned for single-family residential and commercial uses. During fiscal year 2000, the Partnership sold this property to Centex Homes.

     * Houston Commercial Property - a light manufacturing plant site containing 14.9847 acres, zoned for industrial uses, on Bingle Street in Houston. This property was sold prior to March 31, 1994.

     * Houston Residential Property - 73 developed lots on Westbrae Parkway and Offer Drive in Houston, zoned for residential uses. This property was sold prior to March 31, 1992.

     * New Braunfels Acreage - 549.75 acres of unzoned, wooded land on FM 306 and Hoffman Land near the north city limits of New Braunfels. This property was sold prior to March 31, 1995.

     StarCenter - the Partnership developed a community recreational ice skating facility for the Dallas Stars, a National Hockey League franchise. The project was sold to the City of Euless, Texas prior to March 31, 2001.

CURRENT PROJECTS

INTERNATIONAL HOME BUILDING -

United Kingdom

     The Partnership entered the international home building business through the acquisition by Centex Development Company UK Limited, a wholly-owned subsidiary of the Partnership, of all of the voting shares of Fairclough Homes Group Limited, a British home builder, on April 15, 1999. Fairclough operates from five divisional offices. Fairclough owns the buildings in: Ware, Hertfordshire; Thame Ditton, Surrey; and Tamworth, Staffordshire. The remaining two facilities are leased and are located in Sale, Cheshire and Wakefield, Yorkshire. Fairclough leases its corporate office at Meirion House, Woking, England. As of March 31, 2001, Fairclough’s land bank included 4,323 plots in 79 developments located throughout England.

DOMESTIC HOME BUILDING -

None

COMMERCIAL DEVELOPMENT -

California

     Camarillo Ranch - this property is located in Ventura County, California (directly off of the Ventura Freeway) and is zoned for light industrial use. During fiscal 2000, the Partnership completed construction on a 132,500 square foot facility which it still owns subject to permanent financing. The Partnership sold a 70,000 square foot building during fiscal 2001 and is currently constructing an 86,000 square foot building (with construction loan financing) that is under contract to sell during fiscal 2002. The Partnership continues to own 24 acres of undeveloped land encumbered by a mortgage in favor of a third-party lender.

     Northfield - the Partnership owns 12.4 acres of undeveloped land located in Ventura County, California, approximately 60 miles west of downtown Los Angeles. Northfield is zoned for light industrial uses and is situated in an industrial business park. The Partnership and a third party entered into a joint venture which developed three industrial buildings consisting of approximately 180,000 total square feet during fiscal 2000. These three buildings were sold during fiscal 2001. The Partnership sold a building consisting of approximately 235,000 square feet in fiscal 2001 as well.

Florida

     Park West at Gateway Centre - this is a 24-acre industrial tract situated in the Gateway Centre business park in Pinellas Park, Florida. During fiscal 2000 and 2001, the Partnership completed construction on three buildings with a combined 134,000 square feet of office/industrial space. The Partnership continues to own approximately six acres of undeveloped land adjacent to the three existing buildings. All of the property at Park West is subject to a construction loan mortgage.

     Southpointe - this property, located in Plantation, Florida, is zoned for office use. During fiscal 2000, the Partnership completed construction of a 140,000 square foot office building which is fully leased to the General Services Administration for use by the Internal Revenue Service. This building is encumbered by a mortgage in favor of a permanent lender. During fiscal 2001, the Partnership and Centex Construction Group Services, LLC created a joint venture which completed construction of an 79,000 square foot office building. This building is subject to a construction loan mortgage still outstanding. At March 31, 2001, 61% of the rentable square footage of this building was leased and occupied by Centex Construction Group Services, LLC.

Massachusetts

     Summit I - in a joint venture arrangement with a North Carolina-based developer, the Partnership owns a 68,000 square foot industrial building in Gardner, Massachusetts, subject to permanent financing. The building is 100% leased to a single tenant.

Michigan

     State Street - in a joint venture arrangement with a Michigan-based developer, the Partnership commenced construction of a 54,000 square foot office building in the State Street Business Park located in Pittsfield Township, Michigan. The Partnership owns approximately 15 acres of additional land in the project that was financed by the seller.

North Carolina

     South Point - in a joint venture arrangement with a local developer, the Partnership owns a 122,000 square foot industrial building in South Point Business Park, an industrial park located in Charlotte, North Carolina. This building is encumbered by a mortgage in favor of a permanent lender. The building is 100% leased to a single tenant.

     Westlake / Westlake Annex - the Partnership is involved in a number of single-tenant industrial projects in the Westlake Business Park located in Charlotte, North Carolina. The Partnership owns a 38,000 square foot building that is encumbered by a mortgage in favor of a permanent lender. The Partnership also has entered into several joint venture arrangements with a local developer through which it owns four buildings containing over 674,000 square feet of office/industrial space. Each of these buildings is encumbered by permanent loan or construction loan financing. The Partnership began construction on two additional buildings in the fourth quarter of fiscal 2001. One project is a 474,000 square foot industrial building that is pre-leased to an existing business park tenant. The other project is a 123,000 square foot industrial building that is being built on a speculative basis. Construction loans are pending on these projects as of March 31, 2001.

Texas

     Bookhout — the Partnership is a 50% owner in a joint venture which owns 0.5 acres of land located north of downtown Dallas.

     Citymark - the Partnership owns a 218,000 square foot multi-tenant office building located north of downtown Dallas. As of March 31, 2001, approximately 74% of Citymark was leased and occupied by subsidiaries and affiliates of Centex. The building is encumbered by a mortgage in favor of a permanent lender.

     * Colony South Planning Unit — located in suburban Dallas in the cities of The Colony (originally consisting of 590.65 acres) and Lewisville (originally consisting of 134.05 acres). As of March 31, 2001, all acreage, other than approximately 131 acres in The Colony and approximately 116 acres in Lewisville, has been sold. The acreage in The Colony is zoned for office, general retail, and business park. The Lewisville acreage is zoned for light industrial use.

     Living Stone - the Partnership and an unaffiliated entity formed a joint venture that owns a residential lot in Highland Park (Dallas).

     Medical Office Buildings - the Partnership and unaffiliated entities formed several joint ventures that own four medical office buildings (ranging in size from 9,000 to 20,000 square feet) in Denton, Lewisville, Palestine, and Rowlett. The Partnership has a 50% interest in the facilities in Denton and Rowlett and a 33.33% interest in the facilities in Lewisville and Palestine. Each of these projects is encumbered by permanent loan or construction loan financing.

     Vista Ridge - the Partnership owns 21.5 acres of land in Vista Ridge, a mixed-use development located in the cities of Lewisville and Coppell. The Partnership sold five acres of land to a retail user in fiscal 2001.

MULTI-FAMILY DEVELOPMENT -

Florida

     Brighton Bay - this property is located in St. Petersburg, Pinellas County, Florida. The Partnership completed construction of a 382-unit apartment complex during fiscal 2001 and owns 16.6 acres of land on which it may develop a second phase of apartments. The apartment complex is encumbered by a mortgage in favor of a construction lender.

Texas

     Sheffield - this property is a 400-unit apartment complex located in Grand Prairie that is encumbered by a mortgage in favor of a construction lender. The Partnership had the project under contract to sell as of March 31, 2001.

     Vista Ridge - the Partnership owns 20 acres of land and a 49.5% interest in an entity that owns an additional 12 acres of land in Vista Ridge, a mixed-use development located in the cities of Lewisville and Coppell.

LAND SALES AND OTHER -

Nevada

     Lake Las Vegas - during fiscal 2001, a wholly-owned subsidiary of the Partnership purchased approximately six acres of land in Henderson, Nevada. The seller of the property financed the purchase. Centex Homes has agreements to purchase lots in the project from the subsidiary.

Texas

     Allen Property (Brookside Addition) - this property is located in Allen, a suburb of Dallas. The property is zoned for single-family residential and commercial uses. The property originally consisted of 108 acres. As of March 31, 2001, all of the property except for 17 acres of residential land (which is under contract to sell to Centex Homes) and 12 acres of retail land has been sold.